UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2025

DIVERSIFIED ENERGY COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-41870	41-2283606
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Corporate Drive Birmingham, Alabama	35242
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (205) 408-0909

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2())
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.01 par value per share	DEC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2025, the Compensation Committee (the “Committee”) of the Board of Directors of Diversified Energy Company (the “Company”) adopted the Diversified Energy Company Executive Severance Plan (the “Plan”) to provide for severance benefits to certain employees of the Company and its affiliates in the event of qualifying terminations of employment. In accordance with their respective participation agreements, the Company’s Chief Executive Officer (“CEO”) participates in the Plan as a Tier 1 participant, and the Company’s Chief Financial Officer (“CFO”) participates in the Plan as a Tier 2 participant.

Upon a termination of the CEO’s or CFO’s employment by the Company without Cause (as defined in the Plan) or resignation with Good Reason (as defined in the Plan), in either case outside of the period beginning six months prior to a Change in Control (as defined in the Plan) and ending 24 months after a Change in Control (such 30-month period, the “Protection Period’), the Plan and applicable participation agreement provide for the following severance benefits: (i) a lump sum payment equal to 2.0x the sum of the executives’ base salary and target bonus; (ii) Company-subsidized group health plan continuation coverage for 24 months (for the CEO) or 18 months (for the CFO); (iii) accelerated vesting of all outstanding time-based equity awards; and (iv) pro-rata vesting of all outstanding performance-based equity awards calculated based on actual achievement of the applicable performance conditions as of the most recent fiscal quarter.

In the event such termination occurs during the Protection Period, the Plan and applicable participation agreement instead provide for the following severance benefits: (i) a lump sum payment equal to 2.99x the sum of the executives’ base salary and target bonus; (ii) a pro-rata target bonus for the year of such termination; (iii) Company-subsidized group health plan continuation coverage for 36 months (for the CEO) or 18 months (for the CFO); and (iv) accelerated vesting of all outstanding equity awards, with any performance conditions calculated based on the greater of target or actual performance as of the date of the Change in Control.

Payment of the severance benefits under the Plan is subject to the participant’s execution and non-revocation of a general release of claims in favor of the Company and continued compliance with the confidentiality, non-competition, non-solicitation and non-disparagement obligations set forth in the participation agreement. The participation agreements supersede and terminate all existing employment, service and change in control agreements.

This summary of the Plan does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Plan filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Diversified Energy Company Executive Severance Plan and Form of Participation Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Diversified Energy Company

Date: January 7, 2026	By:	/s/ Benjamin M. Sullivan
Benjamin M. Sullivan
Senior Executive Vice President, Chief Legal and Risk Officer and Corporate Secretary